CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


                                                                   EXHIBIT 10.14


                                   IPASS, INC.

                       SOLUTION PARTNER RESELLER AGREEMENT

      THIS SOLUTION PARTNER RESELLER AGREEMENT ("Agreement") is made as of the date on the signature page of this agreement ("Effective Date"), by and between IPASS, INC. ("iPass") and the SOLUTION PARTNER (the "SP"), both as defined on the signature page of this Agreement.

1.    DEFINITIONS.

      1.1 "ACCESS UNIT PACKAGES" means packages of access units which may be purchased by Customers to prepay use of the Services by individual registered users within Customer's organization.

      1.2 "CUSTOMER" means the purchaser of access to the Services.

      1.3 "CUSTOMER SERVICE START-UP PLAN" means the Software (or a license to download the Software from SP's website), Access Unit Packages, documentation and the other materials described in EXHIBIT A, that enable Customers to use the Services.

      1.4 "SP LAUNCH KIT" means the Software, operations manual, documentation, marketing collateral and other materials described in EXHIBIT B, (including future new releases or upgrades that iPass makes generally available to its customers during the term of this Agreement), that is intended to provide the SP with the tools to market, install, activate and support the Software and Services directly to and for Customers. The SP Launch Kit may contain materials proprietary to and owned by third parties ("iPass Suppliers"): these materials shall be subject to the terms and conditions of this Agreement and any iPass Supplier Addendum.

      1.5 "SERVICES" means the iPass Internet connection services as offered to Customers from time to time in accordance with iPass' then-current policies.

      1.6 "SERVICE LEVEL" means the level of Service selected by a Customer. The Service Levels available as of the Effective Date of this Agreement are described in EXHIBIT I ("Service Levels").

      1.7 "SERVICE UPGRADE" means a Customer selection to move from one of the Service Levels to another Service Level.

      1.8 "SOFTWARE" means the iPass RoamServer and Dial Wizard software, in object code form, and associated documentation, described in EXHIBIT D.

      1.9 "TERRITORY" means the geographical areas specified in EXHIBIT C.

2. APPOINTMENT OF SP. iPass hereby appoints SP as a direct, nonexclusive reseller of the Services to Customers in the Territory and grants SP certain rights to the components of


                                       1.

      the SP Launch Kit as specified below. SP will not undertake any obligation inconsistent or incompatible with its obligations hereunder.

3.    INTERNAL USE AND DISTRIBUTION RIGHTS AND RESTRICTIONS.

      3.1 INSTALLATION OF SOFTWARE FOR INTERNAL USE. Subject to the terms and conditions of this Agreement, iPass grants SP the nonexclusive, nontransferable right to install and use the Software on servers at SP's location ("Site") solely for support, training demonstration and marketing purposes. SP may make a reasonable number of backup and archival copies of the Software.

      3.2 DISTRIBUTION OF CUSTOMER SERVICE START-UP PLANS AND ACCESS UNITS PACKS. Subject to the terms and conditions of this Agreement, iPass grants SP the right to distribute copies of the Customer Service Start-up Plan directly to Customers located in the Territory which have entered into a written agreement with SP which contains the minimum terms and conditions set forth in EXHIBIT E ("Customer Agreement") by enabling such Customers to download such copies and to order Access Unit Packages from SP's website. SP will use diligent care to avoid accepting orders from or making delivery to Customers outside of the Territory.

      3.3 DOMESTIC AND INTERNATIONAL VERSIONS OF SOFTWARE. iPass has designated one version of the RoamServer component of the Software as suitable for domestic use inside the United States only (the "U.S. Version"), and one version of the RoamServer component of the Software as suitable for international distribution only (the "International Version"). SP shall ensure that the U.S. Version is distributed to all Customers located in the United States and the International Version is distributed to all Customers located outside the United States. SP will indemnify and hold iPass harmless against any liability arising from SP's failure to comply with this requirement.

      3.4 LICENSE ONLY. This Agreement grants SP a license only, and only the license rights specifically granted in this Agreement. No other right, title or interest in the Software, SP Launch Kit components or Customer Service Start-up Plan components is conveyed to SP. Title and ownership of all proprietary rights in the Software, including any copyright, patent, trade secret, trademark or other intellectual property right, will at all times remain the property of iPass and the iPass Suppliers.

      3.5 GENERAL RESTRICTIONS. SP shall not adapt, modify, translate or create derivative works of the Software, SP Launch Kit components and Customer Service Start-up Plan components, or assign, pledge, lease, loan or timeshare the Software or reverse compile, disassemble or otherwise attempt or allow attempts to reconstruct the source code for the Soft--are. SP will not obfuscate, alter or remove any copyright, trademark or other proprietary notice or legend on or in the Software and associated documentation and will include all such markings in all copies of such materials. SP may not use or permit use of the Software for any purpose not authorized in the associated documentation or in any manner designed to access the functionality of any portion of the Software other than as enabled in the form delivered to SP by iPass.


                                       2.

4.    SP RESPONSIBILITIES.

      4.1 STOCKING ORDER. Waived.

      4.2 CUSTOMER INFORMATION. SP shall complete the iPass web site order form for each new customer Service Start-up Plan order, in each case including appropriate customer contact information (such as designated contact, mailing address, telephone and fax number and e-mail address). Such information shall be SP's Confidential Information; however, iPass may, upon notifying SP of its intentions, use such information to market and promote the procurement of Services, provided iPass will not publicly disclose the names of any customers without written permission of the customer. SP will exercise best efforts to obtain the right to disclose customers as reference accounts.

      4.3 ENFORCEMENT OF SUBLICENSE AGREEMENTS. SP shall use commercially reasonable efforts to enforce each Customer Agreement with at least the same degree of diligence used in enforcing similar agreements covering Customers of SP's own products. SP shall promptly notify iPass of any material breach under a Customer Agreement and will cooperate with iPass and/or iPass Suppliers in any legal action to prevent or stop unauthorized use, reproduction or distribution of the Software.

      4.4 MARKETING. SP shall use reasonable efforts to market the Services and to cooperate with iPass' marketing and public relations programs, which may include activities such as joint press releases, demonstrations, marketing collateral, sales tools, cooperative presentations to large accounts, advertisements in trade press, participation in trade shows and seminars, and the like. In marketing the Services, SP will at all times intend to maintain and enforce the minimum terms and conditions as set forth in Exhibit E ("Customer Agreement").

      4.5 CUSTOMER SUPPORT. SP shall be responsible for providing "first level" technical support to SP's Customers. iPass will provide "second level" technical support to SP as further described below, but will not provide support directly to SP's Customers. iPass will refer any direct request for support request from SP's Customers to SP.

      4.6 TRAINING. SP will sign up for initial training upon the Effective Date of this Agreement. SP will send, at a minimum, one (1) employee to iPass' technical training program within ninety (90) days of the Effective Date, or if no training class is available during such ninety (90) day period, as soon as such class becomes available. At all times during the term of this Agreement following the initial ninety (90) day period, SP shall maintain employment of at least one (1) employee who has received such training and who has attended any refresher courses mandated by iPass. Training shall be charged to SP as specified in EXHIBIT F.

      4.7 UPDATES. iPass shall make updates of the Software available to SP, free of charge, through iPass' website, iPass shall notify SP by electronic mail upon each update posting. SP shall be required to use diligent efforts to ensure distribution to its Customers of any Software updates within forty-five (45) days of notification by iPass, iPass reserves the right to notify customers directly of any applicable update after forty-five (45) days notice to SP.

      4.8 UPGRADES. iPass shall make upgrades of the Software available to SP through iPass' website, iPass shall notify SP by electronic mall upon each upgrade posting. SP shall


                                       3.

notify its Customers of any Software upgrades within forty-five (45) days of notification by iPass, iPass reserves the right to notify customers directly of any applicable upgrade after the forty-five (45) days notice to SP. The price for upgrades will be determined by iPass in its sole discretion.

      4.9 ORDERING AND USAGE MONITORING. SP will be responsible for ordering all Customer Service Start-up Plans and Access Unit Packages for distribution to Customers. SP is solely responsible for setting the prices for Customer Service Start-up Plans and Access Unit Packages which it supplies to Customers. SP is responsible for monitoring all of its Customers' usage of Services, and for notifying Customers when a Customer's Access Units Package has been drawn down below fifty percent (50%) of the original number of access units and accomplishing the re-ordering of additional Access Unit Packages by such Customer in a timely manner that will prevent any interruption of the Customer's access to Services. Upon notifying SP of its intention, iPass reserves the right to contact a Customer directly if the Customer's Access Units Package is drawn down to twenty-five percent (25%) or less of the original number of access units.

5.    IPASS RESPONSIBILITIES.

      5.1 SP LAUNCH KIT. iPass will make an SP Launch Kit available to SP as of the Effective Date, and will provide SP with reasonable amounts of additional hard copies of marketing collateral and related promotional materials at SP's request.

      5.2 USAGE DATA. To assist SP in managing Customers' reordering of Access Units Kits, iPass will provide detailed Customer usage records to SP on a monthly basis, and will also make usage information available on iPass' website for inspection by SP on a daily basis, iPass will inform SP when a Customer's Access Units Package reaches the reorder stage as set forth in Section 4.9 ("Ordering and Usage Monitoring").

      5.3 MARKETING SUPPORT. iPass will provide ongoing marketing and sales support to SP, including sales tools, as described in EXHIBIT H.

      5.4 TECHNICAL SUPPORT. iPass will (a) assist SP in installing the Software on SP's website at SP's request; (b) provide all error corrections and updates to the Software, including updates to the Dial Wizard phone book, at no charge to SP on an as-available basis; and (c) provide telephone and email support to answer installation, configuration and operation questions during iPass' normal business hours.

6.    PAYMENTS; ORDERING.

      6.1 PRICE LIST. The prices to be paid to iPass by SP for Customer Startup Kits and Access Unit Packages are set forth in EXHIBIT F, which iPass may revise on thirty (30) days written notice to SP. In the event of an aggregate price increase of 60% or more in any 6 month period, SP will have the right to terminate the Agreement. Furthermore, iPass agrees in the event of SP termination due to such a price increase, iPass will not market to, nor accept new orders from, any of SP's current iPass Customer base for a period of 3 months.


                                       4.

      6.2 TIMELY PAYMENT. SP's initial stocking fee be due pursuant to the invoice delivered on the Effective Date of this Agreement. SP will pay all additional mounts payable to iPass hereunder within thirty (30) days from the date of iPass' applicable invoice, which shall be rendered monthly in hard copy or electronic form (via posting on iPass' website) at iPass' discretion, iPass may terminate or modify the terms of credit payments, when, in its sole discretion, iPass reasonably believes that its payments may be at risk. All rights of SP are expressly made conditional upon timely payment, without right of set off, for all Customer Starter Packages and Access Unit Packages ordered by SP. All late payments shall be subject to a late fee at the rate of eighteen percent (18%) per annum or the highest rate permitted by applicable law, whichever is less.

      6.3 ORDER PROCEDURE. All orders issued by SP shall be deemed subject to this Agreement and shall specify the applicable Customer. SP understands and agrees that any additional terms and conditions of the SP's order shall be void and of no effect. No orders shall be binding until the earlier of iPass' written confirmation or shipment. All shipments shall be FOB shipping point. All orders delivered shall be deemed accepted by SP upon delivery.

      6.4 ACTIVATING SERVICE. iPass may decline to accept orders to provide Services to Customers in its sole discretion without any liability to SP.

      6.5 TAXES. All fees stated herein exclude, and SP shall pay, any sales, use, property, license, value added, excise or similar tax, federal, state or local, related to the parties' performance of its obligations or exercise of its rights under this Agreement and any related duties, tariffs, imposts and similar charges, exclusive of taxes based on iPass' net income.

      6.6 PRICE INCREASE. In the event of a price increase, iPass shall give notice of the increase to SP no less than thirty (30) days prior to the effective date of the increase. Purchase orders that iPass accepts after giving notice of the increase but prior to the effective date of the increase, will be invoiced at the lower price, as long as SP submits the purchase orders to iPass no later than the effective date of increase.

      6.7 PRICE DECREASE. In the event of a price decrease, iPass will notify SP of the price decrease and effective date ("Decrease Date"). No more than thirty
(30) days after the Decrease Date, iPass will credit to SP an amount equal to the product of (i) the difference between the former price and the new price for Customer Starter Kits, Access Unit Packages or other Services and (ii) the number of such products then in SP's inventory or in transit to the SP for which SP has paid the higher price.

7.    NO WARRANTY.

      7.1 NO WARRANTY. THE SP LAUNCH KIT, THE CUSTOMER STARTER KIT, ACCESS UNIT PACKAGES, THE SOFTWARE AND ALL ASSOCIATED DOCUMENTATION ARE PROVIDED "AS IS." IPASS AND ALL IPASS SUPPLIERS DISCLAIM ALL WARRANTIES AND REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. IPASS SPECIFICALLY DOES NOT WARRANT THAT THE IPASS


                                       5.

SOFTWARE IS ERROR FREE, WILL OPERATE WITHOUT INTERRUPTION OR PROVIDE SECURE OPERATIONS.

      7.2 NO OTHER WARRANTY OR REPRESENTATION. SP acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation except those specifically set forth herein.

8.    LIMITATIONS OF LIABILITY.

      8.1 DISCLAIMER. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOST PROFITS OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (WHETHER FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION OF LIABILITY SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY HEREIN. IN NO EVENT SHALL IPASS' SUPPLIERS HAVE ANY LIABILITY WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

      8.2 LIMIT. IN NO EVENT SHALL IPASS' LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED AN AMOUNT EQUAL TO THE FEES ACTUALLY PAID BY SP TO IPASS DURING THE TWELVE (12) MONTHS PRECEDING THE CLAIM. THIS LIMITATION IS CUMULATIVE, WITH ALL PAYMENTS FOR ALL CLAIMS BEING AGGREGATED TO SATISFY THE LIMIT. THE EXISTENCE OF ONE OR MORE CLAIMS WILL NOT ENLARGE THE LIMIT.

9.    TRADEMARKS.

      9.1 TRADEMARK LICENSE. iPass hereby grants to SP a royalty-free, non-exclusive, non-transferable, non-sublicenseable license to use the trademarks enumerated in EXHIBIT G (the "Marks") in SP's advertising and promotion of the Services in the Territory. SP acknowledges iPass' ownership and exclusive rights in the Marks, and SP's use of the Marks shall inure to the benefit of iPass. SP shall not attempt to register the Marks or adopt, use or attempt to register any confusingly similar marks, iPass may immediately terminate this trademark license if SP's use of the Marks does not conform to iPass' usage policy as may be promulgated from time to time. SP shall state at the first instance of each use of a Mark that the Mark is iPass' trademark and include the symbols TM and (R) as appropriate. SP shall not use any trademark, word, symbol, letter or design in a manner that would create a combination mark. SP shall provide, at its own expense, samples of usage of the Marks for iPass to inspect prior to usage, iPass may reject any use of the Marks if iPass believes in good faith that SP's use of the Marks will damage the recognition value or reputation for quality associated with the Marks. SP shall either modify nonconforming uses to conform to iPass' required level of quality within thirty
(30) days of notice or, at iPass' request, immediately cease any further use of the Marks.

      9.2 INFRINGEMENT PROCEEDINGS. SP will use reasonable efforts to inform iPass of any unauthorized use of the Marks by others if it comes to SP's attention, iPass has the sole right and discretion to bring legal or administrative proceedings to enforce iPass' trademark rights.


                                       6.

10.   CONFIDENTIAL INFORMATION.

      10.1 DEFINITION. A party's "Confidential Information" is defined as any confidential or proprietary information of a party which is disclosed to the other party in a writing marked confidential or, if disclosed orally, is identified as confidential at the time of disclosure and is subsequently reduced to a writing marked confidential and delivered to the other party within thirty
(30) days of disclosure.

      10.2 OBLIGATIONS. Each party shall hold the other party's Confidential Information in confidence and shall not disclose such Confidential Information to third parties nor use the other party's Confidential Information for any purpose other than the purposes of this Agreement. Such restrictions shall not apply to Confidential Information which (a) is already known by the recipient,
(b) becomes, through no act or fault of the recipient, publicly known, (c) is received by recipient from a third party without a restriction on disclosure or use, (d) is independently developed by recipient without reference to the Confidential Information, or (e) is required to be disclosed by a court or government agency.

11.   INDEMNITY.

      11.1 SP INDEMNITY. SP shall defend and indemnify iPass and iPass Suppliers against any and all claims, losses, liabilities, damages, costs and expenses, including reasonable attorneys' fees, which iPass or iPass Suppliers may incur as a result of claims in any form by third parties, including Customers, related to SP's acts, omissions or misrepresentations (including without limitation any unauthorized statements made by SP or its agents to Customers), provided iPass provides prompt written notice of the claim, gives SP control of defense and settlement of any such claim, and provides reasonable assistance at SP's expense and request.

      11.2 IPASS INDEMNITY. Subject to the limit of liability in Section 8 ("Limitation of Liability"), iPass agrees to defend SP against any claim that the Services or Software provided by iPass infringe any U.S. copyright or any U.S. trade secret recognized as such under the Uniform Trade Secrets Act or that the Marks infringe any U.S. trademark or service mark, provided that iPass is given prompt written notice of any such claim and the right to control the defense and settlement of any such claim. SP will cooperate with iPass at iPass' request and expense in connection with any such claim. Subject to the limitation of liability in Section 8 ("Limitation of Liability"), iPass will pay all damages and costs (including reasonable attorneys' fees) finally awarded by a court of competent jurisdiction. If use of the Services or Software is enjoined or in iPass' reasonable judgment is threatened to be enjoined, iPass may, at iPass' option and expense, procure for SP the right to continue distributing the Services or Software, replace or modify the Services or Software so they are no longer infringing, or terminate the license for the applicable .component of the Services or Software and refund any applicable fees to SP. iPass shall have no liability hereunder for any claims arising from (a) improper or unauthorized use of the Services or Software; (b) the combination of the Services or Software with hardware, software or data not provided by iPass where the combination is the subject of the claim; or (c) resulting from any modification of any deliverable of iPass by any party other than iPass. THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF


                                       7.

IPASS, AND THE SOLE AND EXCLUSIVE REMEDIES OF SP, FOR ANY CLAIM OF ANY INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS.

12.   TERM AND TERMINATION.

      12.1 TERM. This Agreement shall remain in full force and effect unless and until terminated in accordance with this Section.

      12.2 TERMINATION FOR BREACH. Either party may terminate this Agreement upon the material breach of the other party of the terms of this Agreement, if such default continues for thirty (30) days after written notice.

      12.3 TERMINATION FOR CONVENIENCE. At any time six (6) months after the Effective Date, either party shall be entitled to terminate this Agreement for its convenience, for any reason or for no reason, upon six months prior written notice.

      12.4 EFFECTS OF TERMINATION. Upon termination, SP shall immediately cease representing itself as a SP of the Software and Services, all licenses granted hereunder shall immediately terminate, each party shall return ail copies of the other party's Confidential Information, and SP's obligations to make any payments pursuant to Section 6 ("Payments; Ordering") shall survive . The obligations of each party under Sections 7 ("No Warranty"), 8 ("Limitation of Liability"), 10 ("Confidential Information"), 11.1 ("SP Indemnity"), 12 ("Term and Termination") and 13 ("General") shall survive termination or expiration of this Agreement.

            12.4.1 SP shall return at SP's cost ail products and copies of promotional materials, marketing literature, written information and reports pertaining to literature, written information and reports pertaining to the Services that have been supplied by iPass. Any products returned by SP will be eligible for full refund of the purchase price or any part there of previously paid by the SP for such purchases.

            12.4.2 Upon termination or expiration, SP shall no longer have the right to order, reproduce or distribute any Software, Customer Service Start-up Plans or Access Unit Packages, all open orders shall automatically terminate and iPass shall have no obligation to fill such orders. In such event, SP shall immediately cease using, marketing, reproducing and distributing the Software and shall return all copies thereof to iPass along with a certification signed by an officer of SP that no copies have been retained by SP for any purpose whatsoever. However, if the Agreement terminates or expires for any reason other than iPass' termination for cause, SP shall have the right to distribute Customer Service Start-up Plans and Access Unit Packages for which SP has already paid for on the effective date of termination; and SP shall have the right to continue to use the Software internally upon execution of iPass' then-current applicable end user agreement to support Customers who have valid Customer Agreements in effect on the effective date of termination.

            12.4.3 Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to any termination of this Agreement that complies with the terms of the Agreement. Without limiting the foregoing, neither party shall be entitled to any damages on account of prospective profits or anticipated sales. SP and iPass agree to waive, to the extent permitted by applicable law, the


                                       8.

benefit of any law or regulation providing compensation to either party arising from the termination or failure to renew this Agreement.

13.   GENERAL PROVISIONS.

      13.1 EXPENSES. Except as provided in this Agreement, both parties shall be solely responsible for their respective expenses in performing under this Agreement, which include without limitation personnel compensation, bonuses and benefits; costs and expenses of running its sales organization and offices; and advertising and promotion expenses.

      13.2 REVERSE ENGINEERING. SP agrees to notify iPass promptly of any circumstance of which SP has knowledge relating to any unauthorized use, copying, de-compilation or modification of the Software and to give reasonable cooperation's (at iPass' expense) to iPass' efforts to eliminate such conduct.

      13.3 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California, USA, without reference to conflict of laws principles. Both parties consent to jurisdiction in California and further agree that any cause of action arising out of or relating to this Agreement may be brought in a court in Santa Clara County, California. This Agreement expressly excludes the application of the United Nations Convention on Contracts for the International Sale of Goods.

      13.4 SEVERABILITY; WAIVER. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The parties agree to replace any invalid provision with a valid provision that most closely approximates the intent and economic effect of the invalid provision. The waiver by either party of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

      13.5 COMPLIANCE WITH LAWS. At its sole expense, SP shall comply with all applicable laws and regulations regarding its activities related to this Agreement. If required, SP shall obtain any governmental authorizations, and SP shall provide proof of such compliance upon request.

      13.6 HEADINGS. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section or in any way affect this Agreement.

      13.7 SUCCESSORS AND ASSIGNS. SP may not assign its rights or delegate its duties under this Agreement without iPass' written consent, iPass' written consent is not to be unreasonably withheld. Any attempted assignment in violation of the foregoing shall be void and of no effect.

      13.8 FORCE MAJEURE. If performance of this Agreement, or any obligation hereunder (other than the obligation to pay), is prevented, restricted or interfered with by any act or condition whatsoever beyond the reasonable control of the affected party (including without limitation the failure of any suppliers to perform), the party so affected, upon giving prompt notice to the other party, will be excused from such performance to the extent of such prevention, restriction or interference.


                                       9.

      13.9 INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors, and no agency, partnership, joint venture, employee-employer or franchiser, franchisee relationship is intended or created by this Agreement. Neither party may take any actions that are binding on the other party.

      13.10 NOTICE. Any notices required or permitted hereunder shall be given at the address specified in the first paragraph or at such other address as a party shall specify in writing. Notice shall be deemed given: upon personal delivery or by domestic or international courier service; if sent by confirmed facsimile, upon confirmation of receipt; or, if sent by certified or registered air mail, postage prepaid, upon confirmation of receipt.

      13.11 ENTIRE AGREEMENT. This Agreement, including the exhibits hereto, is the entire understanding and agreement of the parties, and supersedes any and all oral or written agreements or understandings between the parties, as to the subject matter of this Agreement. SP acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation except those specifically set forth herein. In the event of any conflict between this Agreement and an Exhibit, the terms of the Exhibit shall control. Except as expressly set forth herein, this Agreement may be changed only by a writing signed by both parties.

      13.12 PUBLICITY. Neither party shall publicize the existence of this Agreement without the consent of the other. In the event of such agreement, all press release materials shall be jointly reviewed and approved before distribution.

      13.13 GOVERNMENT END USERS. Any distribution to or use of the Software by the U.S. Government is conditioned upon the Government agreeing that the Software is comprised of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 CFR 12.212 (SEPT 1995) and is provided to the Government (a) for acquisition by or on behalf of civilian agencies, consistent with the policy set forth in 48 CFR 12.212; or (b) for acquisition by or on behalf of units of the Department of Defense, consistent with the policies set forth in 48 CFR 227.7202-1 (JUN 1995) and 227.7202-3 (JUN
1995). SP shall also be responsible for ensuring that the Software and related documentation is correctly marked as required by the applicable Government regulations governing such materials when delivered to the Government.

      13.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.


                                      10.

     IN WITNESS WHEREOF, the parties have executed this SOLUTION PARTNER RESELLER AGREEMENT as of the date first written above.

IPASS                                     SP:   Fiberlink

By:    /s/ CHRISTOPHER MOORE              By:    /s/ JAMES SHEWARD
   ------------------------------------      -----------------------------------
Name:  Christopher W. Moore               Name:  James Sheward
     ----------------------------------        ---------------------------------
Title: President & CEO                    Title: President/CEO
      ---------------------------------         --------------------------------
Date:  September 4, 1998                  Date:  8/28/98
     ----------------------------------        ---------------------------------
Address:   650 Castro Street, Suite 500   Address:  488 Norristowa Rd.
           Mountain View, CA  94041                 #240
           USA                                      Blue Bell, PA 19922

Attn:      Contracts Department           Attn:     Finance
Phone:     +1 (650) 237-7300              Phone:    610-941-2030
Fax:       +1 (650) 237-7321              Fax:      610-941-2069
Email:     contracts@ipass.com            Email:
                                                --------------------------------

                                      11.

                                    EXHIBIT A
                         CUSTOMER SERVICE START-UP PLAN

1. RoamServer Software

2. Dial Wizard Software

3. Dial Wizard user documentation

4. Access units, in Access Unit Packages of varying sizes depending on order


                                       1.

                                    EXHIBIT B
                                  SP LAUNCH KIT

1. RoamServer Software

2. Dial Wizard Software

3. Dial Wizard customization kit

4. Partner Handbook

5. Installation documentation


                                       1.

                                    EXHIBIT C

                                    TERRITORY


                                       1.

                                    EXHIBIT D

                                    SOFTWARE

1.   RoamServer Software, for the following platforms:
     RoamServer Software for Linux
     ipass3.0-QSK-Linux2.0.18.tar.Z

     RoamServer Software for Digital UNIX/Alpha 4.0 ipass3.0-QSK-OSF1V4.0-alpha.tar.Z

     RoamServer Software for BSDI
     ipass3.0-QSK-bsdi.tar.Z

     RoamServer Softyware for FreeBSD
     ipass3.0-QSK-freebsd.tar.Z

     RoamServer Software for SUN
     ipass3.0-QSK-sun.tar.Z

     RoamServer Software for Windows NT 4.0
     ipassNT-int.zip

2.   Dial Wizard Software, version 1.0.
























                                       1.

                                    EXHIBIT E
                 CUSTOMER AGREEMENT MINIMUM TERMS AND CONDITIONS

1. iPass and its suppliers exercise no control whatsoever over the content of the information passing through their systems. By its very nature, the Internet contains offensive or harmful material, in some cases under descriptions that have been mislabeled or are otherwise deceptive. We expect that you will use caution and common sense in using the Internet.

2. iPASS AND ITS SUPPLIERS DISCLAIM ALL WARRANTIES AND CONDITIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. Use of any information obtained via the service is at your own risk. iPass and its suppliers specifically deny any responsibility for the accuracy or quality of information obtained through their services, iPass and its suppliers also do not guarantee continuous, uninterrupted or secure access to the Internet or to your home account. Some jurisdictions do not allow the disclaimer of implied warranties, so the foregoing disclaimer may not apply to you. This warranty gives you specific legal rights and you may also have other legal rights that vary from jurisdiction to jurisdiction.

3. IN NO EVENT SHALL IPASS OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR INTERRUPTED COMMUNICATIONS, LOST DATA OR LOST PROFITS, ARISING OUT OF OR IN CONNECTION WITH THE SERVICE. Some states do not allow the limitation of liability, so the foregoing limitation may not apply to you.

4. You shall not use the services to take any actions or make any statements that: (a) infringe on any third party's copyright, patent, trademark, trade secret or other proprietary rights or rights of publicity or privacy; (b) violate any applicable law, statute, ordinance or regulation (including without limitation those regarding export control); (c) are defamatory, trade libelous or unlawfully threatening; (d) are pornographic or obscene; (e) violate any laws regarding unfair competition, antidiscrimination or false advertising, or (f) result in the distribution of viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines. You may not use the services to distribute any bulk unsolicited e-mails or otherwise cause an excessive or disproportionate load on iPass suppliers' infrastructure.

5. You may not transfer or share your account with anyone. You may not disclose your password to any third parties.

6. Given the current regulatory and technical environment you should not have an expectation of privacy in your online activities.


                                       1.

                                    EXHIBIT F
                 PRICE LIST FOR SOFTWARE, SERVICES AND TRAINING

SERVICE START-UP PLANS

iPass Service Start-up Plans are the introductory service activation packages to introduce corporations to iPass Corporate Access. Features include:

   -  Three service levels based on number of unique remote access users

   -  Introductory access units based on the service level

   -  RoamServer software, at no charge, for the corporate site

   - iPass Dial Wizard or Microsoft Connection Manager the client software featuring an international phone book of access points, at no charge

   - Ongoing phone book updates to provide users with the current listing of access points Administration and user documentation for the server and client software

   - Monthly detailed billing listing access locations, users and connect time

   -  Technical support provided by reseller

                           NUMBER OF         UNITS        MASTER
DESCRIPTION                UNIQUE IDS       INCLUDED      PRICE        S RP
-----------            ------------------   --------      ------      ------
Basic Connect          [*] users              [*]          $[*]        $[*]
Standard Connect       [*] users              [*]          $[*]        $[*]
Premium Connect        [*] unlimited          [*]          $[*]        $[*]

USAGE PRICING

Usage pricing is based on:

   -  Five rate groups based on access point location

   -  Rate groups converted to access units for universal measurement

   -  Sold in bulk access packs

   -  Monthly detailed billing listing access points, users and connect time

                     MASTER          MASTER
RATE GROUPS        PRICE/UNIT      PRICE/HOUR       SRPF/UNIT       SRP/HOUR
-----------        ----------      ----------       ---------       ---------
A=[*] Units         $[*]             $[*]            $[*]            $[*]
B=[*] Units         $[*]             $[*]            $[*]            $[*]
C=[*] Units         $[*]             $[*]            $[*]            $[*]
D=[*] Units         $[*]             $[*]            $[*]            $[*]
E=[*] Units         $[*]             $[*]            $[*]            $[*]

ACCESS UNIT PACKAGES

AccessPacks are bulk access unit packages created as a billing option for customers wishing to pay in advance for Corporate Access to eliminate monthly billing and receive volume discounts. Detailed monthly usage reports will be provided for monitoring and controlling the account, so customers can still manage the expense and usage by departments or individuals.


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



                                       1.

                          NUMBER        MASTER           SRP
DESCRIPTION              OF UNITS       PRICE          PER UNIT       SRP
-----------              --------      -------         --------     -------
AccessPack 5               [*]           [*]              [*]         [*]
AccessPack 10              [*]           [*]              [*]         [*]
AccessPack 25              [*]           [*]              [*]         [*]
AccessPack 50              [*]           [*]              [*]         [*]
AccessPack 100             [*]           [*]              [*]         [*]

UPGRADE PLANS

After the initial purchase of the Service Start-up Plan, corporations may add additional users through the purchase of an Upgrade Plan. Features include:

   -  Additional access units based on the service level

   - Monthly detailed billing listing access locations, users and connect time

   -  Technical support provided by reseller

                      NUMBER OF               UNITS          MASTER
DESCRIPTION           UNIQUE IDS             INCLUDED         PRICE        SRP
-----------           ----------             --------        ------       ------
Basic to Standard     [*]                      [*]             [*]          [*]
Standard to Premium   [*]                      [*]             [*]          [*]
Basic to Premium      [*]                      [*]             [*]          [*]


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       2.

                                    EXHIBIT G
                                IPASS TRADEMARKS

The following are iPass trademarks, iPass may revise this list from time to time. Usage guidelines for the marks are available on the iPass "Partners Only" web site: a user name and password is required for access.

iPass(TM)

iPass Alliance(TM)

iPass Alliance(TM) logo


                                       1.

                                    EXHIBIT H

                   IPASS SALES AND MARKETING TOOLS AND SUPPORT

Please refer to the iPass "Partners Only" web site for channel partners. You will need to know your unique partner code as well as your password to access this site.


                                       1.

                                    EXHIBIT I

                                 SERVICE LEVELS

PART NUMBER          DESCRIPTION         NO. OF UNIQUE IDS       UNITS INCL
-----------          -----------         -----------------       ----------
0001                 Basic Connect       [*]                         [*]
0002                 Standard Connect    [*]                         [*]
0003                 Premium Connect     [*]                         [*]

UPGRADE PRICING


PART NUMBER          DESCRIPTION            NO. OF UNIQUE IDS        UNITS INCL
-----------          -----------            -----------------        ----------
0101                 Basic to Standard       [*]                         [*]
0102                 Standard to Premium     [*]                         [*]
0103                 Basic to Premium        [*]                         [*]


[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                       1.